HireQuest, Inc. Announces Acquisition of LINK Staffing

HireQuest Acquires 35 Franchised Locations in 9 States,
With Concentrations in Florida and Texas

GOOSE CREEK, South Carolina – February 16, 2021 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of on-demand and temporary staffing services, today announced that its subsidiary, HQ Link Corporation, has entered into a definitive agreement to acquire the franchised operations of LINK Staffing, a family-owned staffing company based in Houston, Texas, for approximately $11 million in cash. The transaction does not include working capital. The 35 acquired locations generated approximately $57 million in system-wide sales in 2020.

“This acquisition, combined with the pending acquisition of the assets of Snelling Staffing, dramatically expands our commercial staffing business,” commented Rick Hermanns, HireQuest’s President and Chief Executive Officer. “Combined, these two acquisitions should give us more than 80 commercial staffing locations after normal attrition and consolidation, creating a compelling national presence. We believe we are well positioned to take advantage of the economic recovery as the economy begins to normalize and have acquired LINK and Snelling at an opportune moment. LINK’s concentrations in Florida and Texas strengthen our presence in two of the fastest growing states in the country.”

“HireQuest continues to identify strategic inorganic opportunities to deploy our capital to create long-term, sustainable value,” added Mr. Hermanns. “These acquisitions should also accelerate organic growth as our existing franchisees also seek expansion opportunities. The two recently announced pending acquisitions will help diversify our revenue streams and solidify our competitive position.”

HireQuest will fund this acquisition with cash on hand and its line of credit with Truist Bank. Completion of the transaction is subject to a number of closing conditions. Subject to such conditions, the transaction is expected to close by the end of March 2021. During the interim, both HireQuest and LINK offices are expected to remain open for business without interruption.

Dividend

The company also announced that on February 12, 2021, its Board of Directors declared a quarterly cash dividend of $0.05 per share of common stock expected to be paid on March 15, 2021 to shareholders of record as of March 1, 2021.

About HireQuest

HireQuest, Inc. is a nationwide franchisor that provides on-demand labor solutions primarily in the light industrial and blue-collar segments of the staffing industry for HireQuest Direct and HireQuest franchised offices across the United States. Through its national network of approximately 136 franchisee-owned offices in 30 states and the District of Columbia, HireQuest provides employment for approximately 80,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, and event services. For more information, visit www.hirequest.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding the acquisition of certain assets of LINK Staffing, Snelling Staffing, and the expected benefits from such transactions including the increased ability to attract franchisees or national accounts, increased earnings and revenue, creation of value for franchisees, customers, and shareholders, and the effects of expanded scale. All statements other than statements of historical facts contained herein, including the statements identified in the preceding sentence and other statements regarding our future financial position and results of operations, liquidity, business strategy, and plans and objectives of management for future operations, are forward-looking statements. The words “expect,” “intend,” “anticipate,” “will,” “believe,” “may,” “estimate,” “continue,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” and similar expressions as they relate to the company, LINK Staffing, or Snelling Staffing, are intended to identify forward-looking statements. We have based these forward-looking statements largely on management’s expectations and projections regarding future events and financial trends that we believe may affect our financial condition, operating performance, business strategy, and financial needs. These forward-looking statements involve a number of risks and uncertainties.

Important factors that could cause actual results to differ materially from these forward-looking statements include: the possibility that the transactions will not close including without limitation, due to the failure to satisfy any closing conditions; the possibility that the anticipated benefits of the asset acquisitions will not be realized or will not be realized within the expected time period; the risk that LINK Staffing’s or Snelling Staffing’s business may not be integrated successfully; the risk that disruption from the acquisitions may make it more difficult to maintain existing business and operational relationships; and several other factors.

Further information on risks we face is detailed in our filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended December 31, 2019, our quarterly reports on Form 10-Q filed since that date, and will be contained in our SEC filings in connection with this acquisition. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligations to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may otherwise be required by law.

Company Contact:
HireQuest, Inc.
Cory Smith, CFO
(800) 835-6755
Email: cssmith@hirequest.com

Investor Relations Contact:
Hayden IR
Brett Maas
(646) 536-7331
Email: brett@haydenir.com